As filed with the Securities and Exchange Commission on November 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THERMON GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2228185
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

7171 Southwest Parkway, Building 300, Suite 200, Austin, Texas 78735, (512) 690-0600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Tarkington

General Counsel and Corporate Secretary

Thermon Group Holdings, Inc.

7171 Southwest Parkway, Building 300, Suite 200

Austin, Texas 78735

(512) 690-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Michael P. Heinz

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $0.001 per share	-	-	-	-
Preferred stock, par value $0.001 per share	-	-	-	-
Debt securities	-	-	-	-
Warrants(2)	-	-	-	-
Stock purchase contracts(3)	-	-	-	-
Stock purchase units(4)	-	-	-	-
Total			$250,000,000.00	$27,275	(5)

(1)	This registration statement covers such indeterminate number or amount of shares of common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units as may be issued and sold, from time to time, by the registrant at indeterminate prices, but with an aggregate initial offering price not to exceed $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and shares of preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. The securities registered hereunder may be sold separately or as units with other securities registered hereunder. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. The securities registered hereunder also include securities that may be purchased by underwriters to cover over-allotments, if any.

(2)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for debt securities, preferred stock or common stock registered hereby. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants.

(3)	Stock purchase contracts may be issued separately or as stock purchase units.

(4)	Stock purchase units may consist of a stock purchase contract and debt securities registered under this registration statement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act. $27,275 has already been paid with respect to the $250.0 million aggregate initial offering price of securities that were previously registered pursuant to the registrant’s Registration Statement on Form S-3 (File No. 333-218848, as initially filed by Thermon Group Holdings, Inc. with the SEC on June 20, 2017) and were not sold thereunder. The previously paid registration fee of $27,275 is being applied and offset against the registration fee due for this registration statement pursuant to Rule 457(p) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 6, 2020

PROSPECTUS

$250,000,000

Thermon Group Holdings, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell, from time to time, in one or more offerings, common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units for an aggregate initial offering price up to $250,000,000 in amounts, at prices and on terms that will be determined at the time of any such offering.

We will provide the specific terms of any offering of these securities, together with the terms of the offering, the manner in which the securities may be offered and sold, the public offering price and our net proceeds from the sale thereof, in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “THR.” On November 5, 2020, the last sales price on the NYSE for our common stock was $10.83. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any such securities, the prospectus supplement will identify the exchange or market.

Investing in our securities involves risks. You should consider carefully the risk factors included under the heading “Risk Factors” beginning on page 4 of this prospectus and the risk factors included in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell securities directly or to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.

The date of this prospectus is         , 2020.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” using a shelf registration process. Under the shelf registration process, we may offer and sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price of up to $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities using this prospectus, we will provide you with a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change the information in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement (and the exhibits thereto) of which this prospectus forms a part. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information incorporated or deemed to be incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized any person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any applicable prospectus supplement or in any of the documents that are incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus and any applicable prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise specified or the context otherwise requires, references to “$” or “dollars” in this prospectus or any prospectus supplement are to United States dollars, and the terms “Thermon,” “we,” “our,” “us” and the “Company,” as used in this prospectus or any prospectus supplement, refer to Thermon Group Holdings, Inc. and its directly and indirectly owned subsidiaries as a combined entity. Our fiscal year ends on March 31, so references to a particular “fiscal” year are to the twelve months ended on March 31 of the given calendar year.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, the documents incorporated or deemed to be incorporated by reference herein and therein and any other written or oral statements made by us from time to time may contain certain “forward-looking statements” within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “contemplate,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “will,” “would,” “future” and similar terms and phrases are intended to identify forward-looking statements.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. These forward-looking statements include but are not limited to statements regarding: (i) our plans to strategically pursue emerging growth opportunities, including strategic acquisitions, in diverse regions and across industry sectors; (ii) our plans to secure more new facility, or Greenfield, project bids; (iii) our ability to generate more facility maintenance, repair and operations or upgrades or expansions, or MRO/UE, revenue from our existing and future installed base; (iv) our ability to timely deliver backlog; (v) our ability to respond to new market developments and technological advances; (vi) our expectations regarding energy consumption and demand in the future and its impact on our future results of operations; (vii) our plans to develop strategic alliances with major customers and suppliers; (viii) our expectations that our revenues will increase; (ix) our belief in the sufficiency of our cash flows to meet our needs for the next year; (x) our ability to integrate acquired companies; (xi) our ability to successfully achieve synergies from acquisitions; and (xii) our ability to make required debt repayments.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of the novel strain of coronavirus (COVID-19); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to deliver existing orders within our backlog; (vi) our ability to effectively integrate Thermon Heating Systems product lines into our existing sales and market channels; (vii) the imposition of certain operating and financial restrictions contained in our debt agreements; (viii) tax liabilities and changes to tax policy; (ix) our ability to bid and win new contracts; (x) our ability to successfully develop and improve our products and successfully implement new technologies; (xi) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xii) our revenue mix; (xiii) our ability to acquire smaller value added companies; (xiv) changes in relevant currency exchange rates; (xv) impairment of goodwill and other intangible assets; (xvi) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvii) our ability to protect our trade secrets; (xviii) our ability to protect our intellectual property; (xix) our ability to protect data and thwart potential cyber-attacks; (xx) a material disruption at any of our manufacturing facilities; (xxi) our dependence on subcontractors and third-party suppliers; (xxii) our ability to profit on fixed-price contracts; (xxiii) our ability to achieve our operational initiatives; (xxiv) potential liability related to our products as well as the delivery of products and services; (xxv) our ability to comply with foreign anti-corruption laws; (xxvi) export control regulations or sanctions; (xxvii) changes in U.S. and foreign government administrative policy; (xxviii) geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government; (xxix) our ability to comply with the complex and dynamic system of laws and regulations applicable to domestic and international operations, including U.S. government tariffs; (xxx) environmental and health and safety laws and regulations as well as environmental liabilities; (xxxi) climate change and related regulation of greenhouse gases; and (xxxii) those factors listed under Item 1A. “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that we have filed or may file with the SEC. Any one or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained or incorporated by reference in this prospectus ultimately prove to be accurate. You should refer to the “Risk Factors” section of this prospectus and to the Company’s periodic and current reports we file with the SEC for information regarding the additional factors that have impacted or may impact our business and operations.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, unless we are required to do so under applicable securities laws.

OUR COMPANY

We are one of the largest providers of highly engineered industrial process heating solutions for process industries. For over 65 years, we have served a diverse base of thousands of customers around the world in diverse markets, including oil & gas, chemical processing, power generation, mining and other industrial markets. We are a global leader and one of the few thermal solutions providers with a global footprint. We offer a full suite of products (such as heating units, heating cables, temporary power solutions and tubing bundles) and services (such as engineering, installation and maintenance services) and software (such as design optimization and control systems) required to deliver comprehensive solutions to some of the world's largest and most complex projects. We serve our customers through a global network of sales and service professionals and distributors in more than 30 countries and through our ten manufacturing facilities on three continents. These global capabilities and longstanding relationships with some of the largest multinational oil & gas, chemical processing, power and engineering, procurement and construction companies in the world have enabled us to diversify our revenue streams and opportunistically access high growth markets worldwide.

Our core thermal solutions product - also referred to as heat tracing - provides an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature and flow maintenance, environmental monitoring, and surface snow and ice melting. In addition to our heat tracing products, we also provide (i) industrial process heating solutions focused on advanced heating and filtration solutions for industrial and hazardous area applications, which are sold under our Thermon Heating Solutions brand, and (ii) temporary power products that are designed to provide a safe and efficient means of supplying temporary electrical power distribution and lighting at energy infrastructure facilities for new construction and during maintenance and turnaround projects at operating facilities, which are sold under our Thermon Power Solutions brand.

Our corporate offices are located at 7171 Southwest Parkway, Building 300, Suite 200, Austin, Texas 78735. Our telephone number is (512) 690-0600. Our website address is www.thermon.com. Copies of the charters of the committees of our board of directors, our code of business conduct and ethics and our corporate governance guidelines are available free of charge on our Investor Relations website located at http://ir.thermon.com. All reports that we have filed or may file with the SEC can be obtained free of charge from the SEC's website at www.sec.gov or through our Investor Relations website. Our websites and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference herein. You should also carefully consider the information set forth under the heading “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, subsequent to our most recent Annual Report on Form 10-K and incorporated by reference herein. You should also consider all other information contained in and incorporated by reference in this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, among other things, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of possible future acquisitions. Net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

DESCRIPTION OF CAPITAL STOCK

The authorized capital of the Company consists of 150,000,000 shares of common stock, $0.001 par value per share, of which 33,180,452 shares are issued and outstanding as of November 5, 2020, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued and outstanding as of the date of this prospectus. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our second amended and restated certificate of incorporation and amended and restated bylaws, each of which is incorporated by reference herein, and to the applicable provisions of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL.” To find out where copies of our second amended and restated certificate of incorporation and our amended and restated bylaws can be obtained, see the “Where You Can Find More Information.”

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

•	Voting Rights. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There are no cumulative voting rights. Directors will be elected by a plurality of the votes cast in the election of directors. Generally, all other matters to be voted on by stockholders must be approved by a majority of the votes which could be cast by the holders of shares of common stock present in person or represented by proxy and entitled to vote.

•	Dividends. Subject to the rights of the holders of any preferred stock which may be outstanding from time to time, the holders of common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends. Any determination to pay dividends will be at the discretion of our board of directors and will be dependent upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, and legal, tax, regulatory or contractual restrictions on the payment of dividends, including the restrictions contained in the agreements governing our outstanding indebtedness and any other factors our board of directors deems relevant.

•	Liquidation. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors and any holders of preferred stock, our remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis.

•	Other Rights and Preferences. The holders of our common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. Our common stock is not subject to liability for further calls or to assessments by us. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

•	Merger. In the event we merge or consolidate with or into another entity, holders of each share of common stock will be entitled to receive the same per share consideration.

Our common stock is listed on the New York Stock Exchange under the symbol “THR”.

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Undesignated Preferred Stock

Our second amended and restated certificate of incorporation provides that the board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix for each class or series the powers, rights, preferences and privileges of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of common stock. There are no shares of preferred stock currently outstanding as of the date of this prospectus. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that any preferred stock holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control of us.

Anti-Takeover Effect of Certain Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Certain provisions of our second amended and restated certificate of incorporation, our amended and restated bylaws and the DGCL contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Certificate of Incorporation and Bylaws

Our second amended and restated certificate of incorporation and amended and restated bylaws include anti-takeover provisions that:

•	authorize our board of directors, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer or our president;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that our amended and restated bylaws may be amended by our board of directors without stockholder approval;

•	allow our directors to establish the size of the board of directors by action of the board, subject to a minimum of three members;

•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors;

•	designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of litigation; and

•	prohibit us from engaging in certain business combinations with any “interested stockholder” (as defined below) unless specified conditions are satisfied as described below under “-Business Combinations under Section 203 of the DGCL.”

Business Combinations under Section 203 of the DGCL.

We have opted out of Section 203 of the DGCL, which regulates corporate takeovers. However, our second amended and restated certificate of incorporation contains provisions that are similar to Section 203 of the DGCL. Specifically, our second amended and restated certificate of incorporation provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•	prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. These provisions could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our second amended and restated certificate of incorporation and amended and restated bylaws limit the liability of our directors to the fullest extent permitted by the DGCL and provide that we will indemnify our officers and directors to the fullest extent permitted by the DGCL. We currently maintain director and officer liability insurance as of the date of this prospectus, and intend to continue doing so if such insurance remains available on commercially reasonable terms.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus. In this “Description of Debt Securities,” unless otherwise indicated, “we,” “our,” “the Company” and similar words refer to Thermon Group Holdings, Inc. and not any of its subsidiaries.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;

•	any terms relating to the modification of the debt securities or the right of the debt security holders;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, shares of our common stock or shares of our preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities offered. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock or shares of our preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock or preferred stock, as applicable, and number of shares of common stock or preferred stock, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligation to purchase the shares under the stock purchase contract, either our debt securities or debt obligations of third parties, including U.S. Treasury securities, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the applicable securities covered by this prospectus from time to time in one or more transactions, including, without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging or other derivative transactions with respect to the securities. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and re-deliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds, if any, to be received from the sale by us;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. One or more firms, referred to as “remarketing firms,” may also offer or sell the securities if the prospectus supplement so indicates in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

The underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

We may agree to indemnify any underwriters, dealers, agents and remarketing firms against, or contribute to any payments the underwriters, dealers, agents or remarketing firms may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, agents and remarketing firms and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.

If a prospectus supplement so indicates, underwriters, agents or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. The validity of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Thermon Group Holdings, Inc. as of March 31, 2020 and 2019, and for each of the years in the three-year period ended March 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP contains an explanatory paragraph related to Thermon Group Holdings, Inc.’s change in method of accounting for leases as of April 1, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) between the date of this prospectus and prior to the termination of the offering under this prospectus, other than information furnished pursuant to Item 2.02 or 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K, unless expressly stated otherwise in such Current Report on Form 8-K. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not included or delivered with this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 1, 2020 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 12, 2020 that are specifically incorporated by reference into such Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2020 and September 30, 2020, filed with the SEC on August 6, 2020 and November 5, 2020, respectively;

•	our Current Reports on Form 8-K filed with the SEC on April 24, 2020 and July 24, 2020; and

•	the description of Thermon Group Holdings, Inc.’s common stock contained in the Company’s registration statement on Form 8-A filed with the SEC on April 28, 2011 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purposes of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner of such person, to whom this prospectus is delivered, a copy of the documents incorporated by reference herein but not delivered with this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein).

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. You may request a copy of these documents, at no cost, by contacting us at the following address or telephone number:

Thermon Group Holdings, Inc.

7171 Southwest Parkway, Building 300, Suite 200

Austin, Texas 78735

Attention: Investor Relations

Telephone: (512) 690-0600

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and, as a result, are required to file periodic reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities covered by this prospectus. This prospectus is a part of that registration statement. The registration statement contains additional important information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. You should refer to the registration statement and its exhibits to read that information.

All reports that we file with the SEC, including the registration statement and related exhibits thereto, the periodic reports, the proxy statements and other information we file with the SEC, can be obtained free of charge from the SEC’s website at http://www.sec.gov. In addition, copies of certain information filed by us with the SEC are also available, without charge, on our Investor Relations website located at http://ir.thermon.com. Our websites and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby. All amounts are estimates except for the SEC registration fee.

SEC registration fee		$27,275
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Trustee and transfer agent fees and expenses	$	*
Miscellaneous	$	*
Total:	$	*

*	These expenses will be calculated based on the number of issuances and the amount of securities offered and, accordingly, cannot be estimated at this time. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in the connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law, which we refer to as the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Delaware Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Our second amended and restated certificate of incorporation provides for such limitation of liability.

Certificate of Incorporation. Article X of our second amended and restated certificate of incorporation provides that we shall, to the fullest extent authorized by the DGCL, indemnify any person made, or is threatened to be made or otherwise involved in, a party to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company. We may, by action of our board of directors, provide indemnification to employees and agents of the Company to such extent and to such effect as our board of directors shall determine to be appropriate and authorized by the DGCL. Article X of our second amended and restated certificate of incorporation also provides that no director of the Company shall be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Bylaws. Article VII of our amended and restated bylaws provides that we shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. We may, by action of our board of directors, provide indemnification to such employees and agents of the Company to such extent and to such effect as our board of directors shall determine to be appropriate and authorized by Delaware law.

Indemnification Agreements. In addition to the provisions of the second amended and restated certificate of incorporation and amended and restated bylaws described above, we have entered into indemnification agreements with our directors and executive officers to indemnify such directors and officers to the fullest extent permitted by our second amended and restated certificate of incorporation and amended and restated bylaws.

D&O Insurance. We maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits.

Reference is hereby made to the Exhibit Index below.

Certain of the agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments.

EXHIBIT INDEX

Exhibit Numbers		Description
1.1	*	Form of Underwriting Agreement
4.1		Second Amended and Restated Certificate of Incorporation of Thermon Group Holdings, Inc., effective as of May 10, 2011 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on May 13, 2011)
4.2		Amended and Restated Bylaws of Thermon Group Holdings, Inc., effective as of November 3, 2020 (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q filed on November 5, 2020)
4.3		Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-172007) of the registrant filed on April 1, 2011)
4.4	*	Form of Certificate of Designation, including specimen certificate (relating to the preferred stock registered hereby)
4.5		Form of Indenture (relating to the debt securities registered hereby)
4.6	*	Form of Warrant Agreement (including form of warrant certificate)
4.7	*	Form of Stock Purchase Contract Agreement (including form of stock purchase contract, if any)
4.8	*	Form of Stock Purchase Unit Agreement (including form of stock purchase unit, if any)
5.1		Opinion of Sidley Austin LLP
23.1		Consent of KPMG LLP
23.2		Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1		Powers of Attorney (included in signature page to this registration statement)
25.1	**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended

*	To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	To be incorporated herein by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 5, 2020.

THERMON GROUP HOLDINGS, INC.

By:	/s/ Bruce Thames
Name: Bruce Thames
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Thames and Jay Peterson, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ BRUCE THAMES	President and Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2020
Bruce Thames
/s/ JAY PETERSON	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 5, 2020
Jay Peterson
/s/ JOHN T. NESSER III	Chairman of the Board of Directors	November 5, 2020
John T. Nesser III
/s/ JOHN U. CLARKE	Director	November 5, 2020
John U. Clarke
/s/ LINDA DALGETTY	Director	November 5, 2020
Linda Dalgetty
/s/ ROGER L. FIX	Director	November 5, 2020
Roger L. Fix
/s/ MARCUS J. GEORGE	Director	November 5, 2020
Marcus J. George
/s/ KEVIN J. MCGINTY	Director	November 5, 2020
Kevin J. McGinty
/s/ MICHAEL W. PRESS	Director	November 5, 2020
Michael W. Press